Exhibit 99.1
Caris Life Sciences Reports First Quarter 2026 Financial Results
Revenue growth of 79% driven by strong performance in molecular profiling services
IRVING, Texas, May 07, 2026— Caris Life Sciences, Inc. (Nasdaq: CAI), a leading, patient centric, next-generation AI TechBio company and precision medicine pioneer, today reported financial results for the quarter ended March 31, 2026.
First Quarter 2026 Financial Highlights
•Reported total revenue of $216.2 million, an increase of 79% over the corresponding prior year period.
•Completed approximately 52,800 clinical therapy selection cases, an increase of approximately 15% over the corresponding prior year period, consisting of approximately 43,600 MI Profile cases and approximately 9,200 Caris Assure cases.
•Reported gross margin of 65%, an approximate 1,800 bps improvement over the corresponding prior year period.
•Reported net loss of $0.5 million.
•Reported positive Adjusted EBITDA of $26.2 million.
•Reported positive net cash provided by operating activities of $32.9 million, and positive free cash flow of $22.5 million, inclusive of annual bonus payments of $30.5 million.
“We delivered another strong quarter with record performance for February and March following our January sales re-alignment. This performance underscores the continued demand for our platform and the strength of our comprehensive, patient-first approach,” said David Dean Halbert, Founder, Chairman and CEO of Caris Life Sciences. “We are also encouraged by the Achieve 1 data, including the blinded readout, which demonstrates the superior performance of our whole genome technology over inferior techniques such as methylation. We remain focused on strengthening Caris Detect through the incorporation of additional pillars in advance of our upcoming launch.”
Recent Operating Highlights
•Re-aligned sales force in January 2026, and exited at a quarterly run-rate of approximately 56,000 completed cases for February and March.
•Reported Achieve 1 study results reinforcing the superior sensitivity and specificity of Caris Detect.
•Launched and received MolDX approval for Caris ChromoSeq, Caris’ comprehensive whole genome tumor profiling assay for myeloid malignancies.
•Launched Caris MI Clarity next-generation prognostic tool that leverages multimodal AI technology and computational pathology to deliver rapid, clinically actionable results for HR+/HER2−, postmenopausal, node-negative early-stage breast cancer patients.
•Powered by comprehensive approach of whole exome and whole transcriptome, launched the following new Caris AI Insights:
◦Guiding first-line therapy selection and treatment de-escalation in pancreatic cancer
◦Identifying early platinum resistance in ovarian cancer
◦Identifying the benefit or harm from the addition of chemotherapy for NSCLC patients
•Surpassed 1,070,000 total profiles and 790,000 total matched profiles through March 31, 2026.

◦More than 677,000 whole exome and 728,000 whole transcriptome proﬁles through March 31, 2026.
•Refinanced $400 million credit facility at a lower borrowing cost and secured access to additional strategic capital from Blue Owl and Blackstone.
First Quarter 2026 Financial Results
Total revenue was $216.2 million for the three months ended March 31, 2026, compared to $120.9 million for the three months ended March 31, 2025, an increase of $95.3 million, or 79%.
The increase in total revenue was driven primarily by an 85% growth in molecular profiling services revenue, which was $210.8 million for the three months ended March 31, 2026, compared to $114.1 million for the three months ended March 31, 2025. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements across therapy selection solutions.
Gross profit, calculated as total revenue less cost of services, for the three months ended March 31, 2026 and 2025, was $141.3 million and $57.1 million, respectively, representing a gross margin of 65% and 47%, respectively.
Operating expenses were $136.1 million for the three months ended March 31, 2026, compared to $115.0 million for the three months ended March 31, 2025, an increase of $21.1 million, or 18%. The increase was primarily driven by increased stock-based compensation expense and headcount-related costs.
Net loss was $0.5 million for the three months ended March 31, 2026, as compared to a net loss of $102.6 million for the three months ended March 31, 2025. Net loss per share attributable to common shareholders, basic and diluted, was $0.00 for the three months ended March 31, 2026, as compared to a net loss per share attributable to common shareholders, basic and diluted, of $3.57 for the three months ended March 31, 2025.
Net cash provided by operating activities was $32.9 million for the three months ended March 31, 2026, as compared to net cash used in operating activities of $31.3 million for the three months ended March 31, 2025, a 205% improvement. The improvement was driven by improved reimbursement from molecular profiling services.
2026 Financial Outlook and Guidance
Caris Life Sciences reaffirms its guidance for full year 2026 revenue to be in the range of $1.0 billion to $1.02 billion, representing growth of 23% to 26% compared to full year 2025 and reaffirms its guidance to clinical therapy selection volume growth of approximately 20% compared to full year 2025.
Conference Call Information

Event:	Caris First Quarter 2026 Financial Results Conference Call
Date:	Thursday, May 7, 2026
Time:	3:30 p.m. CT (4:30 p.m. ET)
Webcast Link:	https://edge.media-server.com/mmc/p/6iwr2xf8/
Accompanying materials will be posted on our investor relations website at https://investor.carislifesciences.com prior to the conference call. A replay of the conference call will be available on our investor relations website shortly after the conclusion of the call.

About Caris Life Sciences
Caris Life Sciences® (Caris) is a leading, patient-centric, next-generation AI TechBio company and precision medicine pioneer actively developing and commercializing innovative solutions to transform healthcare. Through comprehensive molecular profiling (Whole Genome, Whole Exome and Whole Transcriptome Sequencing), advanced AI and machine learning, Caris has created the large-scale, multimodal clinico-genomic database and computing capability needed to analyze and further unravel the molecular complexity of disease. This convergence of next-generation sequencing, AI and machine learning technologies and high-performance computing provides a differentiated platform for developing the latest generation of advanced precision medicine diagnostic solutions for early detection, diagnosis, monitoring, therapy selection and drug development.
Caris was founded with a vision to realize the potential of precision medicine to improve the human condition. Headquartered in Irving, Texas, Caris has offices in Phoenix, New York, Cambridge (MA), Tokyo, Japan and Basel, Switzerland. Caris or its distributor partners provide services in the U.S. and other international markets.
We intend to use the investor page of our website, https://investor.carislifesciences.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post on our investor webpage may be deemed material. Accordingly, investors should subscribe to our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding our business, solutions, plans, objectives, goals, industry trends, financial outlook and guidance. In some cases forward-looking statements can be identified by words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “potential,” “contemplate,” “believe,” “estimate,” “predict,” or “continue” or similar expressions.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in these forward-looking statements are reasonable based on information currently available to us, we cannot guarantee that the future results, discoveries, levels of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond our control. Risks and uncertainties that could cause our actual results to differ materially from those indicated or implied by the forward-looking statements in this press release include, among other things: technical, operational and implementation requirements the failure of which affect the timing of or prevent commercialization of Caris Detect; future performance and clinical utility of Caris Detect; developments in the precision medicine industry; our future financial performance, results of operations or other operational results or metrics; development, analytical and clinical validation, timing and performance of future solutions by us and our competitors; commercial market acceptance for our solutions, including acceptance of preventive as well as diagnostic testing paradigms, and our ability to meet resulting demand; the rapidly evolving competitive environment in which we operate; third-party payer reimbursement and coverage decisions related to our solutions; the impact on our future volumes of the continued execution of our strategy to re-align and expand our sales organization; risks related to data management, storage, and processing capabilities and our ability to integrate and deploy artificial intelligence and advanced data analytics technologies; our ability to protect and enhance our intellectual property; regulatory requirements, decisions or approvals (including the timing and conditions thereof) related to our solutions; reliance on third-party suppliers; risks related to data security, patient privacy, and compliance with healthcare data protection regulations as well as potential cybersecurity threats to our data platforms; our compliance with laws and regulations; the outcome of government investigations and litigation; risks related to our indebtedness; and our ability to hire and retain key personnel as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed on March 3, 2026, and in our other filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements to reflect changes in events, circumstances or our beliefs after the date of this press release, except as required by law.
Non-GAAP Measures
We use Adjusted EBITDA and free cash flow, financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), to supplement our condensed consolidated financial statements, which are presented in accordance with GAAP. We believe the non-GAAP financial measures we use, are useful in evaluating our performance and liquidity. Our non-GAAP financial measures have limitations as analytical tools, however, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
We define Adjusted EBITDA as net loss, adjusted to exclude interest income, interest expense, changes in fair value of financial instruments, other expense, net, the provision for (benefit from) income taxes, depreciation and amortization, and stock-based compensation expense. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is a useful measure of liquidity that provides an additional basis for assessing our ability to generate cash.
A reconciliation of the non-GAAP financial measures used in this press release to the respective comparable GAAP financial measures, can be found below.
Caris Life Sciences Media:
Corporate Communications
CorpComm@CarisLS.com
214.294.5606
Investor Relations:
IR@CarisLS.com
917.689.3511

Caris Life Sciences, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

(amounts in thousands, except share and per share data)	Three Months Ended March 31,
	2026	2025

Revenue:
Molecular profiling services	$210,800	$114,081
Pharma research and development services	5,374	6,834
Total revenue	216,174	120,915
Costs and operating expenses:
Cost of Services - Molecular profiling services	72,884	60,894
Cost of Services - Pharma research and development services	1,942	2,958
Selling and marketing expense	45,043	39,829
General and administrative expense	59,708	52,119
Research and development expense	31,315	23,066
Total costs and operating expenses	210,892	178,867
Income (Loss) from operations	5,282	(57,952)
Other expense, net:
Interest income	6,834	503
Interest expense	(12,809)	(12,782)
Changes in fair value of financial instruments	—	(32,333)
Other income (expense), net	49	(17)
Total other expense, net	(5,926)	(44,629)
Loss before income taxes and income tax benefit	(644)	(102,581)
Income tax benefit	134	—
Net loss	(510)	(102,581)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(43)	35
Comprehensive loss	(553)	(102,546)

Net loss attributable to common shareholders:
Net loss	(510)	(102,581)
Adjustments of redeemable convertible preferred stock to redemption value	—	(24,462)
Net loss attributable to common shareholders	$(510)	$(127,043)
Net loss per share attributable to common shareholders, basic and diluted	$0.00	$(3.57)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	282,562,013	35,623,042

Caris Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(amounts in thousands, except share data)	As of March 31,	As of December 31,
	2026	2025

Assets
Current assets:
Cash, cash equivalents, and restricted cash	$821,147	$797,799
Short-term marketable securities	2,315	2,295
Accounts receivable	90,517	112,140
Supplies	76,289	63,625
Prepaid expenses and other current assets	23,912	21,941
Total current assets	1,014,180	997,800
Property and equipment, net	82,669	63,170
Goodwill	19,344	19,344
Other assets	46,195	45,349
Total assets	$1,162,388	$1,125,663
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$69,802	$39,206
Accrued expenses and other current liabilities	73,921	87,770
Current portion of indebtedness	173	169
Total current liabilities	143,896	127,145
Long-term indebtedness, net of debt discounts	381,402	378,823
Other long-term liabilities	43,600	42,388
Total liabilities	568,898	548,356
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.001 par value per share; 100,000,000 shares authorized as of March 31, 2026 and December 31, 2025; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share; 2,800,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 284,262,436 and 284,137,810 shares issued as of March 31, 2026 and December 31, 2025, respectively; 282,650,723 and 282,526,097 shares outstanding as of March 31, 2026 and December 31, 2025, respectively; shares issued and outstanding include 23,446 unvested shares subject to repurchase as of March 31, 2026 and December 31, 2025	284	283
Treasury stock at cost, 1,611,713 shares of common stock as of March 31, 2026 and December 31, 2025	(16,896)	(16,896)
Additional paid-in capital	3,158,455	3,141,720
Accumulated deficit	(2,549,246)	(2,548,736)
Accumulated other comprehensive income	893	936
Total shareholders' equity	593,490	577,307
Total liabilities and shareholders' equity	$1,162,388	$1,125,663

Caris Life Sciences, Inc.
Condensed Consolidated Statement of Cash Flows
(unaudited)

(amounts in thousands)	Three Months Ended March 31,
	2026	2025

Cash flows from operating activities
Net loss	$(510)	$(102,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,065	7,045
Stock-based compensation expense	15,872	14,691
Non-cash operating lease expense	1,323	1,452
Amortization of debt discounts	2,624	1,945
Changes in fair value of financial instruments	—	32,333
Other	214	456
Changes in operating assets and liabilities:
Accounts receivable	21,623	7,913
Supplies	(13,328)	2,061
Prepaid expenses and other current assets	(1,554)	2,470
Other assets	153	36
Accounts payable	16,371	(1,739)
Accrued expenses and other liabilities	(14,977)	2,580
Net cash provided by (used in) operating activities	32,876	(31,338)

Cash flows from investing activities
Purchases of property and equipment	(10,342)	(2,689)
Net cash used in investing activities	(10,342)	(2,689)

Cash flows from financing activities
Payments made on finance lease obligations	(40)	(22)
Proceeds from exercise of stock options	920	1,434
Payment of taxes withheld from net settlement of exercised options and vested RSUs	(56)	—
Payment of deferred offering costs	—	(105)
Repurchase of common stock	—	(22)
Net cash provided by financing activities	824	1,285

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(10)	4
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,348	(32,738)

Cash, cash equivalents, and restricted cash at beginning of period	800,042	68,028
Cash, cash equivalents, and restricted cash at end of period	$823,390	$35,290

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)

(amounts in thousands)	Three Months Ended March 31,
	2026	2025

Net loss	$(510)	$(102,581)
Interest income	(6,834)	(503)
Interest expense	12,809	12,782
Changes in fair value of financial instruments	—	32,333
Other income (expense), net	(49)	17
Income tax benefit	(134)	—
Depreciation and amortization expense	5,065	7,045
Stock-based compensation expense	15,872	14,691
Adjusted EBITDA	$26,219	$(36,216)

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited)

(amounts in thousands)	Three Months Ended March 31,
	2026	2025

Net cash provided by (used in) operating activities	$32,876	$(31,338)
Less: purchases of property and equipment	(10,342)	(2,689)
Free cash flow	$22,534	$(34,027)